                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY


________________________________________________________________________________

                  REGISTRATION RIGHTS AND PARTNERS' AGREEMENT

                           dated as of July 23, 1999

                                 by and among

                    PETRO STOPPING CENTERS HOLDINGS, L.P.,

                      PETRO WARRANT HOLDINGS CORPORATION,

          PERMITTED HOLDERS OF PETRO STOPPING CENTERS HOLDINGS, L.P.,

                              SIXTY EIGHTY, LLC,

                                      and

                     FIRST UNION CAPITAL MARKETS CORP. and

                           CIBC WORLD MARKETS CORP.

                           as the Initial Purchasers

________________________________________________________________________________

          THIS REGISTRATION RIGHTS AND PARTNERS' AGREEMENT (this "Agreement") is dated as of July 23, 1999, by and among Petro Stopping Centers Holdings, L.P., a Delaware limited partnership (the "Partnership"), Petro Warrant Holdings Corporation, a Delaware corporation ("Warrant Holdings"), the Permitted Holders (as defined herein), Sixty Eighty, LLC and First Union Capital Markets Corp. (the "Representative") and CIBC World Markets Corp. (together with the Representative, the "Initial Purchasers").

          WHEREAS, pursuant to a purchase agreement dated as of July 19, 1999 (the "Purchase Agreement") by and among the Partnership, Warrant Holdings, Petro Holdings Financial Corporation, a Delaware corporation ("Financial Corp." and together with the Partnership, the "Issuers") and the Initial Purchasers, the Issuers propose to issue and sell to the Initial Purchasers 82,707 units (the "Units"), consisting in the aggregate of $82,707,000 principal amount at stated maturity of 15% Senior Discount Notes Due 2008 (the "Notes") issued by the Issuers and 82,707 warrants issued by Warrant Holdings (the "Warrants") initially exchangeable for an aggregate of 82,707 shares of common stock of Warrant Holdings (the "Common Stock");

          WHEREAS, each Unit will consist of $1,000 principal amount at stated maturity of Notes and one Warrant entitling the holder thereof to receive, upon exchange of such Warrant, one share of Common Stock in accordance with the provisions of the warrant agreement, dated the date hereof (the "Warrant Agreement") by and among Warrant Holdings, the Partnership, Sixty Eighty, LLC, the Initial Purchasers and the Warrant Agent (as defined herein);

          WHEREAS, the parties hereto contemplate that, at some time in the future, the business of the Partnership may be transferred to a Successor Corporation (as defined herein);

          WHEREAS, in order to induce the Initial Purchasers to enter into the Purchase Agreement, the Permitted Holders have agreed to provide the Holders (as defined herein) and Warrant Holdings, among other things, the tag-along rights as set forth herein; and

          WHEREAS, in order to induce the Permitted Holders to enter into this Agreement, Warrant Holdings and the Initial Purchasers have agreed to provide the Permitted Holders, among other things, the drag-along rights as set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Partnership, Warrant Holdings, the Permitted Holders, the Initial Purchasers and the Holders, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referenced Person or such other Person, as the case may be. For the purposes of this definition, "control" (including, with correlative meanings, the term "controlling," "controlled by," and "under common control with"), when used with respect to any specified Person, means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. None of


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Warrant Holdings, the Holders or any of their Affiliates shall be deemed to be an Affiliate of the Partnership, any of the Permitted Holders or of any of their Affiliates in their capacities as such.

          "Agreement" shall have the meaning set forth in the first paragraph hereof.

          "Business Day" means any day excluding Saturday, Sunday or any other day which is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

          "Change of Control" shall have the meaning ascribed thereto in the Warrant Agreement.

          "Common Stock" shall have the meaning set forth in the recitals hereof.

          "Company" means the Partnership and shall also mean its successors and assigns, subject to the provisions of Section 5 hereof.

          "Drag-Along Notice" shall have the meaning set forth in Section 4.1 hereof.

          "Drag-Along Right" shall have the meaning set forth in Section 4.1 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Exempt Transfer" means a Transfer by a Permitted Holder (i) to a Permitted Transferee or (ii) in a bona fide public distribution pursuant to an effective registration statement under the Securities Act.

          "Financial Corp." shall have the meaning set forth in the recitals hereof.

          "Holder" shall mean the Initial Purchasers, for so long as either of them owns any Warrants, Holdings Warrant Shares or Successor Warrant Shares, and each of their respective successors, assigns and direct and indirect transferees who become holders of record of Warrants, Holdings Warrant Shares and Successor Warrant Shares as shown on the register of Warrants maintained by the Warrant Agent or, after the issuance of Holdings Warrant Shares or Successor Warrant Shares, as shown on the books and records of the transfer agent responsible for recording transfers of Holdings Warrant Shares or Successor Corporation Shares.

          "Holdings Warrant Shares" means shares of Common Stock, issuable in exchange for Warrants.

          "Indemnified Person" shall have the meaning set forth in Section 2.4 hereof.

          "Indemnifying Person" shall have the meaning set forth in Section 2.4 hereof.

          "Initial Purchasers" shall have the meaning set forth in the first paragraph hereof.

          "Issuers" shall have the meaning set forth in the recitals hereof.

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

          "Notes" shall have the meaning set forth in the recitals hereof.

          "Participant" shall have the meaning set forth in Section 2.4 hereof.

          "Participating Holders" shall have the meaning set forth in Section
3.2 hereof.

          "Partnership" shall have the meaning set forth in the first paragraph hereof.

          "Partnership Agreement" means the Limited Partnership Agreement of Petro Stopping Centers Holdings, L.P., dated July 23, 1999, by and among Petro, Inc., as general partner, and James A. Cardwell, Sr., James A. Cardwell, Jr., JAJCO II, Inc., Petro, Inc. Mobil Long Haul Inc., Volvo Petro Holdings, L.L.C., and Warrant Holdings as limited partners, as the same may be amended from time to time.

          "Partnership Interests" means common limited partnership interests or preferred partnership interests convertible into common limited partnership interests in the Partnership.

          "Permitted Holders" means (1) J.A. Cardwell, Sr., James A. Cardwell, Jr., and their respective spouses, lineal descendants, estates and Affiliates, including Petro, Inc. (a corporation wholly owned by J.A. Cardwell, Sr.) and JAJCO II, Inc. a company wholly owned by James A. Cardwell, Jr.), (2) Mobil Long Haul, Inc. and (3) Volvo Petro Holdings, L.L.C.

          "Permitted Transferee" means, with respect to a Permitted Holder, an Affiliate of such Permitted Holder to the extent such Person agrees to be bound by this Agreement.

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Piggy-Back Registration" shall have the meaning set forth in Section
2.1 hereof.

          "Proposed Drag-Along Transfer" shall have the meaning set forth in
Section 4.1 hereof.

          "Proposed Majority-Interest Purchaser" shall have the meaning set forth in Section 4.1 hereof.

          "Proposed Purchaser" shall have the meaning set forth in Section 3.2 hereof.

          "Proposed Tag-Along Transfer" shall have the meaning set forth in
Section 3.2 hereof.

          "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Successor Warrant Shares covered by such Registration Statement,


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and all other amendments and supplements to the Prospectus, including post-
effective amendments, and all material incorporated by reference, if any, in such Prospectus.

          "Purchase Agreement" shall have the meaning set forth in the recitals hereof.

          "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with the terms of this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Successor Warrant Shares), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Successor Warrant Shares by Holders of such Successor Warrant Shares) and other reasonable out-of-pocket expenses of Holders.

          "Registration Statement" shall mean any registration statement of the Successor Corporation, other than a registration statement on Form S-4 or S-8 or any successor to such form, which covers any of the Successor Corporation Shares pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Representative" shall have the meaning set forth in the first paragraph hereof.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Successor Corporation" means any corporation (i) into which the Partnership is consolidated or merged, or (ii) any other corporation to which the Partnership leases, sells or conveys its property as an entirety or substantially as an entirety that is authorized to acquire or lease and operate the same in a transaction that does not constitute a Change of Control.

          "Successor Corporation Shares" means shares of common stock of a Successor Corporation.

          "Successor Corporation Transaction" means any transaction pursuant to which a corporation becomes a Successor Corporation.

          "Successor Warrant Shares" means Successor Corporation Shares issued by the Successor Corporation to Warrant Holdings or the Holders.

          "Tag-Along Notice" shall have the meaning set forth in Section 3.2 hereof.

          "Tag-Along Right" shall have the meaning set forth in Section 3.2 hereof.


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          "Transfer" shall have the meaning set forth in Section 3.1 hereof.

          "Units" shall have the meaning set forth in the recitals hereof.

          "Warrant Agent" means State Street Bank and Trust Company or the successor or successors of such Warrant Agent appointed in accordance with the terms of the Warrant Agreement.

          "Warrant Agreement" shall have the meaning set forth in the recitals hereof.

          "Warrant Holdings" shall have the meaning set forth in the first paragraph hereof.

          "Warrants" shall have the meaning set forth in the recitals hereof.

2. REGISTRATION RIGHTS.

     2.1. Piggy-Back Registration.
          -----------------------

          (a) If at any time following or in connection with a Successor Corporation Transaction, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering for the account of any holder of Successor Corporation Shares, then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 15 Business Days before the anticipated filing date), and such notice shall offer the Holders the opportunity to register such number of Successor Warrant Shares as each of the Holders may request (which request shall specify the Successor Warrant Shares intended to be disposed of by such selling Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"), unless such Successor Warrant Shares are freely transferable under the Securities Act, in which case such Holders shall have no right to request, and the Company shall have no obligation to undertake, a Piggy-Back Registration. The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of any underwritten offering described in the Registration Statement to permit the Successor Warrant Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of any other securityholder included therein and to permit the sale or other disposition of such Successor Warrant Shares in accordance with the intended method of distribution thereof, and it shall be a condition of inclusion of Successor Warrant Shares in any such Registration Statement that the selling Holder execute the underwriting agreement for such offering. Any selling Holder shall have the right to withdraw its request for inclusion of its Successor Warrant Shares in any Registration Statement pursuant to this Section 2.1 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective; provided, however, that the
                                                    --------  -------
Company shall give prompt notice thereof to participating selling Holders. The Company will pay all Registration Expenses in connection with each registration of Successor Warrant Shares requested pursuant to this Section 2.1, and each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Successor Warrant Shares pursuant to a Registration Statement effected pursuant to this Section 2.1.


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

          (b) No failure to effect a registration under this Section 2.1 and to complete the sale of Successor Warrant Shares in connection therewith shall relieve the Company of any other obligation under this Agreement.

     2.2. Reduction of Offering.
          ---------------------

          (a) If the managing underwriter or underwriters of any underwritten offering described in Section 2.1 have informed, in writing, the selling Holders of the Successor Warrant Shares requesting inclusion in such offering that it is their opinion that the total amount of Successor Corporation Shares (or other equity securities) which the Company, the selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the amount of Successor Corporation Shares to be offered for the account of the selling Holders and all other Persons (other than the Successor Corporation) participating in such registration shall be reduced or limited pro rata in proportion to the respective amounts of Successor Corporation Shares requested to be registered to the extent necessary to reduce the total amount of Successor Corporation Shares requested to be included in such offering to the amount of Successor Corporation Shares, if any, recommended by such managing underwriters.

          (b) If, as a result of the proration provisions of this Section 2.2, any selling Holder shall not be entitled to include all Successor Warrant Shares in a Piggy-Back Registration that such selling Holder has requested to be included, such selling Holder may elect to withdraw his request to include Successor Warrant Shares in such registration; provided, however, that such a
                                               --------  -------
withdrawal shall be irrevocable and, after making such withdrawal, a selling Holder shall no longer have any right to include Successor Warrant Shares in the registration as to which such withdrawal was made.

     2.3. Registration Procedures.  In connection with the obligations of the
          -----------------------
Company with respect to any Registration Statement pursuant to Section 2.1, if any, to the extent Successor Warrant Shares are sought to be registered pursuant thereto, the Company shall, subject to the Company's right to withdraw such Registration Statement at any time:

          (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (i) shall be selected by the Company and (ii) shall comply as to form in all material respects with the requirements of such form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such Registration Statement to become effective and remain effective;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective, cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act;

          (c) furnish to each Holder of Successor Warrant Shares and to each underwriter of an underwritten offering of Successor Warrant Shares, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Successor Warrant Shares;

          (d) use its reasonable best efforts to register or qualify the Successor Warrant Shares under all applicable state securities or blue sky laws of such jurisdictions as any Holder shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Successor Warrant Shares owned by such Holder; provided,
                                                                    --------
however, that the Company shall not be required (i) to qualify as a foreign
-------
corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Subsection 2.3(d), (ii) to file any general consent to service of process or (iii) to subject itself to taxation in any such jurisdiction if it is not so subject;

          (e) notify each Holder of Successor Warrant Shares promptly and, if requested by such Holder, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) if, between the effective date of a Registration Statement and the closing of any sale of Successor Warrant Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Successor Warrant Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose and (v) of the happening of any event during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (g) furnish to each Holder of Successor Warrant Shares, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (with documents incorporated therein by reference or exhibits thereto);

          (h) cooperate with the selling Holders of Successor Warrant Shares to facilitate the timely preparation and delivery of certificates representing Successor Warrant Shares to be sold and not bearing any restrictive legends and registered in such names as the selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Successor Warrant Shares;

          (i) upon the occurrence of any event contemplated by Subsection 2.3(e)(v) hereof, use reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Successor Warrant Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided,
                                                                       --------
however, that the Company shall not be required to amend or supplement a
-------
Registration Statement, any related Prospectus or any document incorporated therein by reference in the event that, and for so long as, an event occurs and is continuing as a result of which the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they are made. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines in good faith that such disclosure is not necessary, the Company shall promptly notify each Holder of such determination, amend or supplement the Prospectus if necessary to correct any untrue statement or omission therein and furnish each Holder such numbers of copies of the Prospectus as so amended or supplemented as each Holder may reasonably request;

          (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Holders and make available for discussion of such document the representatives of the Company as shall be reasonably requested by the Holders of Successor Warrant Shares;

          (k) obtain a CUSIP number for the Successor Corporation Shares;

          (l) (i) make reasonably available for inspection by a representative of, and counsel for, any underwriter participating in any disposition pursuant to a Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers and employees to supply all relevant information reasonably requested by such representative, counsel or any such underwriter in connection with any such Registration Statement; and

          (m) if requested by the Holders in connection with any Registration Statement, shall use its reasonable best efforts to cause (i) counsel for the Company to deliver an opinion relating to the Registration Statement and the interests of the Company, in customary form, (ii) its President to execute and deliver all customary documents and certificates requested by a representative of the Holders or any underwriter, as applicable and (iii) its independent public accountants to provide a comfort letter in customary form.

          The Company may, as a condition to such Holder's participation in any Registration Statement, require such Holder of Successor Warrant Shares to (i) furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Successor Warrant Shares as the Company may from time to time reasonably request in writing and (ii) agree in writing to be bound by this Agreement and the terms of any applicable underwriting agreement.

     2.4. Indemnification and Contribution.
          --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Holder of Successor Warrant Shares offered pursuant to a Registration Statement, the Affiliates, directors, officers, agents, representatives and employees of each such Person or its affiliates, and each other Person, if any, who controls any such Person or its Affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant") from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which the offering of such Successor Warrant Shares is registered (or any amendment thereto) or related Prospectus (or any amendments or supplements thereto) or any related preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be required to
            --------  -------
indemnify a Participant if (i) such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Participant expressly for use therein or (ii) if such Participant sold to the person asserting the claim the Successor Warrant Shares which are the subject of such claim and such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Successor Warrant Shares sold to such Person if required by applicable laws, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with
Section 2.3 of this Agreement.

          (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Participant, but only (i) with reference to information furnished to the Company in writing by or on behalf of such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to the Company.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, shall have the right to retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however,
                                                              --------  -------
that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure results in the loss or compromise of any material rights or defenses by the Indemnifying Person). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of Successor Warrant Shares sold by all such Participants and any such separate firm for the Company and its directors, its officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

          (d) If the indemnification provided for in Subsections 2.4(a) and 2.4(b) hereof is for any reason unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Subsections, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the exchange of the Warrants or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

          (e) The parties agree that it would not be just and equitable if contribution pursuant to this Subsection 2.4 were determined by pro rata allocation (even if the Participants were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding Subsection shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection 2.4, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Successor Warrant Shares exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (f) The indemnity and contribution agreements contained in this Subsection 2.4 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

3.   TAG-ALONG RIGHTS

     3.1. Permitted Holders. No Permitted Holder shall, directly or indirectly,
          -----------------
sell, transfer (other than a pledge), or otherwise dispose of for value, in any transaction or series of transactions (each, a "Transfer"), any Partnership Interests or Successor Corporation Shares, as the case may be, or the beneficial ownership thereof or any interest therein except in compliance with this Section 3.

     3.2. Transfer by Permitted Holders.
          -----------------------------

          (a) In the event of any proposed Transfer contemplated in this Section 3 (a "Proposed Tag-Along Transfer"), prior to a Successor Corporation Transaction, of any Partnership Interests or, following a Successor Corporation Transaction, of any Successor Corporation Shares, by any of the Permitted Holders or their respective Permitted Transferees, in a single transaction or a series of related transactions involving (i) Partnership Interests aggregating at least 20% of the total Partnership Interests of the Partnership or (ii) Successor Corporation Shares aggregating at least 20% of the total Successor Corporation Shares of the Successor Corporation to a Person or Persons, including any other Permitted Holder (the "Proposed Purchaser"), other than pursuant to an Exempt Transfer, prior to a Successor Corporation Transaction, Warrant Holdings shall have, and following a Successor Corporation Transaction, each Holder shall have, the irrevocable and exclusive right, but not the obligation (the "Tag-Along Right"), to require the purchase, prior to a Successor Corporation Transaction, from Warrant Holdings up to such percentage of Partnership Interests or, following a Successor Corporation Transaction, from each Holder up to such percentage of Successor Corporation Shares, in either case as determined in accordance with Section 3.4.

          (b) Any Partnership Interests purchased from Warrant Holdings or Successor Corporation Shares purchased from the Holders pursuant to this Section
3.2 shall be paid for at the same price per security and upon the same terms and conditions as apply to the proposed Transfer by such Permitted Holders and/or Permitted Transferees.

          (c) The Permitted Holders and/or Permitted Transferees proposing such Transfer shall give or cause the Company to give, prior to a Successor Corporation Transaction, to Warrant Holdings and, following a Successor Corporation Transaction, to each of the Holders, written notice at least 25 days prior to the date of any Proposed Tag-Along Transfer stating (i) the name and address of the Proposed Purchaser and the percentage of Partnership Interests or Successor Corporation Shares, as the case may be, proposed to be transferred,
(ii) the proposed amount of consideration and terms and conditions of payment offered by such Proposed Purchaser (if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration) and (iii) that either the Proposed Purchaser has been informed of the Tag-Along Right and has agreed to purchase Partnership Interests or Successor Corporation Shares, as the case may be, in accordance with the terms hereof or that the Permitted Holders and/or Permitted Transferees proposing such Transfer will make such purchase.

          (d) The Tag-Along Right may be exercised, prior to a Successor Corporation Transaction, by Warrant Holdings, subject to the approval of the holders of Warrants as contemplated in the Warrant Agreement, or following a Successor Corporation Transaction, by any or all of the Holders (the "Participating Holders"), by giving written notice to the Company (the "Tag-Along Notice"), within 20 days of receipt of the notice specified in the preceding paragraph, indicating its election to exercise the Tag-Along Right.

          (e) The Tag-Along Notice shall state, prior to a Successor Corporation Transaction, the amount of Partnership Interests that Warrant Holdings proposes, and following a Successor Corporation Transaction, the amount of Successor Corporation Shares that such Participating Holder proposes, to include in the Transfer to the Proposed Purchaser. Failure to
give the Tag-Along Notice within the 20 day notice period shall be deemed an election not to sell Partnership Interests or Successor Corporation Shares, as the case may be, in connection with such proposed Transfer. The closing with respect to any sale to a Proposed Purchaser pursuant to this Section 3.2 shall be held at the time and place specified in the notice specified in paragraph (c) above but in any event within 60 days of the date the Tag-Along Notice is given; provided, however, that if through the exercise of reasonable efforts the
--------  -------
Permitted Holders or Permitted Transferees so proposing to transfer Partnership Interests or Successor Corporation Shares, as the case may be, are unable to cause such transaction to close within 60 days, such period may be extended for such reasonable period of time as may be necessary to close such transaction. Consummation of the sale of Partnership Interests or Successor Corporation Shares, as the case may be, by any Permitted Holders or Permitted Transferee to a Proposed Purchaser shall be conditioned upon consummation of the sale by Warrant Holdings or each Participating Holder, as the case may be, to such Proposed Purchaser of the securities subject to the Tag-Along Right.

     3.3. Purchase Obligation of Permitted Holders. In the event that the
          ----------------------------------------
Proposed Purchaser does not purchase such Partnership Interests from Warrant Holdings or Successor Corporation Shares from the Participating Holders, as the case may be, on the same terms and conditions as purchased from the Permitted Holders and/or Permitted Transferees, then the Permitted Holders and/or Permitted Transferees making such Transfer shall purchase such securities if the Transfer occurs on such terms and conditions.

     3.4. Determination of Transferred Interests. Pursuant to the exercise by
          --------------------------------------
Warrant Holdings of a Tag-Along Right, the percentage of Partnership Interests purchased from Warrant Holdings shall be determined by multiplying the percentage of the total outstanding Partnership Interests proposed to be sold by the Permitted Holders and/or Permitted Transferees to the Proposed Purchaser by the percentage of the total outstanding Partnership Interests owned by Warrant Holdings.

          (a) Pursuant to the exercise by a Participating Holder of a Tag-Along Right, the percentage of Successor Corporation Shares purchased from each Participating Holder shall be determined by multiplying the percentage of the total outstanding Successor Corporation Shares proposed to be sold by the Permitted Holders and/or Permitted Transferees to the Proposed Purchaser by the percentage of the total outstanding Successor Corporation Shares owned by such Participating Holder. In the event that any Participating Holder shall elect to sell less than the maximum percentage of Successor Corporation Shares it is entitled to sell pursuant to the provisions of this Section 3, then each other Participating Holder shall have the right to sell additional Successor Corporation Shares, pro rata according to the respective number of Successor Corporation Shares offered for sale by the Participating Holders.

     3.5. Costs of Transfer. The Permitted Holders and/or Permitted Transferees
          -----------------
who are parties to a sale to a Proposed Purchaser shall arrange for payment directly by the Proposed Purchaser to Warrant Holdings or to each Participating Holder, as the case may be, upon delivery of such documents as the Proposed Purchaser may reasonably request.

          (a) The reasonable costs and expenses incurred by the Permitted Holders and/or Permitted Transferees and Warrant Holdings or Participating Holders, as the case may be, in connection with a sale of Partnership Interests or Successor Corporation Shares subject to this Section 3 shall be allocated pro rata based upon the proceeds from the securities sold by each Permitted Holder and/or Permitted Transferee and Warrant Holdings or each Participating Holder, as the case may be, to a Proposed Purchaser; provided, however, that the costs and expenses
                             --------  -------
shall not include the fees and expenses of more than one law firm, which firm shall be selected by the Permitted Holders and/or Permitted Transferees, unless representation of the Permitted Holders and/or Permitted Transferees and Warrant Holdings or the Participating Holders, as the case may be, by the same counsel, due to actual or potential differing interests between them, shall create a conflict of interest, in which case the costs and expenses shall include the reasonable fees and expenses of one additional law firm designated by Warrant Holdings or by Participating Holders proposing to sell a majority of the Successor Corporation Shares proposed to be sold by all Participating Holders, as the case may be.

     3.6. Termination. Tag-Along Rights and all of the provisions of this
          -----------
Section 3.6 shall terminate upon the effectiveness of any registration statement filed with the SEC with respect to Successor Corporation Shares (or any security exchanged therefor) in a firmly underwritten public offering, but shall be reinstated in the event that such offering is not completed.

4.  DRAG-ALONG RIGHTS.

     4.1. Transfer by Permitted Holders.
          -----------------------------

          (a) In the event of any proposed Transfer contemplated in this Section 4 (a "Proposed Drag-Along Transfer"), prior to a Successor Corporation Transaction, of any Partnership Interests or, following a Successor Corporation Transaction, of any Successor Corporation Shares, by any of the Permitted Holders or their respective Permitted Transferees in any single transaction or a series of related transactions involving Partnership Interests aggregating at least 51% of the total Partnership Interests or Successor Corporation Shares aggregating at least 51% of the total Successor Corporation Shares then owned by the Permitted Holders and/or Permitted Transferees, to a Person or Persons other than any Permitted Holder or Permitted Transferee (the "Proposed Majority-Interest Purchaser"), such selling Permitted Holders shall have the exclusive and irrevocable right, but not the obligation (the "Drag-Along Right"), prior to a Successor Corporation Transaction, to require Warrant Holdings to Transfer to the Proposed Majority-Interest Purchaser such percentage of Partnership Interests or, following a Successor Corporation Transaction, to require each Holder to Transfer to the Proposed Majority-Interest Purchaser such percentage of Successor Corporation Shares, in either case, as determined in accordance with Subsection 4.3.

          (b) Any Partnership Interests purchased from Warrant Holdings or Successor Corporation Shares purchased from Holders pursuant to this Section 4.1 shall be paid for at the same price per security, and upon the same terms and conditions of such proposed Transfer by such Permitted Holders and/or Permitted Transferees.

          (c) To exercise a Drag-Along Right, the Permitted Holders and/or Permitted Transferees shall give or cause the Company to give, prior to a Successor Corporation Transaction, to Warrant Holdings, and following a Successor Corporation Transaction, to each of the Holders, written notice of any Proposed Drag-Along Transfer at least 15 days prior to the date thereof (the "Drag-Along Notice"). Such notice shall set forth (i) the name and address of the Proposed Majority-Interest Purchaser and the percentage of Partnership Interests or Successor Corporation Shares, as the case may be, proposed to be transferred, (ii) the proposed amount of consideration and terms and conditions of payment offered by such Proposed Majority-Interest Purchaser (if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration) and (iii) that the Permitted Holders and/or Permitted Transferees have elected to exercise their Drag-Along Right and that either the Proposed Majority-Interest Purchaser has been informed of the Drag-Along Right and has agreed to purchase Partnership Interests or Successor Corporation Shares, as the case may be, in accordance with the terms hereof or that the Permitted Holders and/or Permitted Transferees proposing such Transfer will make such purchase. The closing with respect to any Transfer to a Proposed Majority-Interest Purchaser pursuant to this Section 4 shall be held at the time and place specified in the Drag-Along Notice but in any event within 60 days of the date the Drag-Along Notice is given; provided, however, that if through the
                                         --------  -------
exercise of reasonable efforts the Permitted Holders and/or Permitted Transferees so proposing to transfer Partnership Interests or Successor Corporation Shares, as the case may be, are unable to cause such transaction to close within 60 days, such period may be extended for such reasonable period of time as may be necessary to close such transaction. If a Drag-Along Notice has been delivered, consummation of the sale of Partnership Interests or Successor Corporation Shares, as the case may be, by any Permitted Holders and/or Permitted Transferees to a Proposed Majority-Interest Purchaser shall be conditioned upon consummation of the sale by Warrant Holdings or by each Holder, as the case may be, to such Proposed Majority-Interest Purchaser of the securities subject to the Drag-Along Right.

     4.2. Purchase Obligation of the Permitted Holders. If a Drag-Along Notice
          --------------------------------------------
has been delivered, in the event that the Proposed Majority-Interest Purchaser does not purchase Partnership Interests from Warrant Holdings or Successor Corporation Shares from the Holders, as the case may be, on the same terms and conditions as purchased from the Permitted Holders and/or Permitted Transferees, then the Permitted Holders and/or Permitted Transferees making such Transfer shall purchase such securities if the Transfer occurs on such terms and conditions.

     4.3. Determination of Transferred Interests. (a) The percentage of
          --------------------------------------
Partnership Interests of Warrant Holdings which shall be subject to a Drag-Along Right shall be equal to the percentage of the total Partnership Interests that are to be sold by the Permitted Holders and/or Permitted Transferees to the Proposed Majority-Interest Purchaser.

          (b) The percentage of Successor Corporation Shares of each Holder which shall be subject to a Drag-Along Right shall be equal to the percentage of the total Successor Corporation Shares that are to be sold by the Permitted Holders and/or Permitted Transferees to the Proposed Majority-Interest Purchaser.

     4.4. Costs of Transfer. (a) The Permitted Holders and/or Permitted
          -----------------
Transferees who are parties to a sale to a Proposed Majority-Interest Purchaser shall arrange for payment directly by the Proposed Majority-Interest Purchaser to Warrant Holdings or each Holder, as the case may be, upon delivery of such documents as the Proposed Majority-Interest Purchaser may reasonably request.

          (b) The reasonable costs and expenses incurred by the Permitted Holders and/or Permitted Transferees and Warrant Holdings or each Holder, as the case may be, in connection with a sale of Partnership Interests or Successor Corporation Shares subject to this Section 4 shall be allocated pro rata based upon the proceeds from the securities sold to the Proposed Majority-Interest Purchaser by each Permitted Holder and/or Permitted Transferee, and Warrant Holdings or each Holder, as the case may be; provided, however, that the costs
                                             --------  -------
and expenses shall not include the fees and expenses of more than one law firm, which firm shall be selected by the Permitted Holders and/or Permitted Transferees, unless representation of the Permitted Holders and/or Permitted Transferees, and Warrant Holdings or the Holders, as the case may be, by the same counsel, due to actual or potential differing interests between them shall create a conflict of interest, in which case the costs and expenses shall include the reasonable fees and expenses of one additional law firm designated by Warrant Holdings or by the Holders selling a majority of the Successor Corporation Shares to be sold by all Holders, as the case may be.

     4.5. Termination. Drag-Along Rights and all of the provisions of this
          -----------
Section 4.5 shall terminate upon the effectiveness of any registration statement filed with the SEC with respect to Successor Corporation Shares (or any security exchanged therefor) in a firmly underwritten public offering, but shall be reinstated in the event that such offering is not completed.

5.   MERGER, CONSOLIDATION, ETC.

     5.1. Successors. Nothing contained in this Agreement shall prevent the
          ----------
consolidation or merger of the Company with or into any other entity, or shall prevent any lease, sale or conveyance of the property of the Company as an entirety or substantially as an entirety to any other entity authorized to acquire or lease and operate the same; provided, however, the Company and each
                                       --------  -------
of the Permitted Holders hereby covenants and agrees, that (a) in the case of a Successor Corporation Transaction any such consolidation or merger shall be upon the condition that the performance and observance of all of the agreements, covenants and conditions of this Agreement to be performed or observed by the Company shall be expressly assumed by the entity formed by such consolidation or into which the Company shall have been merged; (b) in the case of a Successor Corporation Transaction, Warrant Holdings is merged into the Successor Corporation; and (c) in the case of a Successor Corporation Transaction Holders shall receive, and otherwise Warrant Holdings shall receive, the number of shares of capital stock or other securities or property which holders of a like amount of common limited partnership interests of the Company would be entitled to receive upon completion of such consolidation, merger, lease, sale or conveyance.

     5.2. Merger of Warrant Holdings. Warrant Holdings and the Holders agree
          --------------------------
that, in the case of a Successor Corporation Transaction, Warrant Holdings and the Holders shall take all action necessary to cause Warrant Holdings to be merged into the Successor Corporation.

     5.3. Lock-Up. In the event of an initial public offering by the Successor
          -------
Corporation of Successor Corporation Shares, none of the Successor Corporation, any Permitted Holder or any Holder shall, until 180 days following such initial public offering, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any securities issued by the Successor Corporation, except as may be agreed to by the underwriters. Each of the Successor Corporation, the Permitted Holders and any of their Permitted Transferees, and the Holders shall execute such form of lock-up agreement covering such 180-day period as may be requested by the underwriters. The Successor Corporation shall have the right to withhold issuance of certificates representing Successor Corporation shares to any Person who refuses to execute such an agreement prior to such 180-day period.

     5.4. Amendment of Certificate of Incorporation. The Certificate of
          -----------------------------------------
Incorporation or the Bylaws of Warrant Holdings shall not be amended without the consent of the Partnership and Holders of a majority of the Warrants.

     5.5. Amendment of Partnership Agreement. No provision of the Partnership
          ----------------------------------
Agreement shall be amended in a manner which would alter or change the powers, preferences or special rights of the Partnership Interests of Warrant Holdings so as adversely to affect the rights of Warrant Holdings under the Partnership Agreement without the consent of Holders of a majority of the Warrants.

     5.6. No Adverse Action. Warrant Holdings shall not take any action intended
          -----------------
or likely adversely to effect the Holders of Warrants.

     5.7. No Dividends or Dissolution. As long as Holdings is organized as a
          ---------------------------
Partnership, (i) Warrant Holdings shall not, and shall not attempt to, distribute its Partnership Interests to its shareholders by dividend, dissolution or otherwise and (ii) Warrant Holdings shall maintain its corporate existence and shall not merge with or consolidate with any other entity except a Successor Corporation.

     5.8. Incorporation of Certain Provisions from the Warrant Agreement.
          --------------------------------------------------------------
Section 7 (and all exhibits referred to therein) of the Warrant Agreement is incorporated herein by this reference and all references therein to "Warrant Certificates" shall instead refer to Common Stock certificates, all references therein to "Warrants" shall instead refer to Holdings Warrant Shares and all references to "Warrant Agent" shall instead refer to transfer agent.

6.  MISCELLANEOUS.

     6.1. No Inconsistent Agreements. Neither the Company nor any Permitted
          --------------------------
Holder has entered or shall enter into any agreement with respect to any securities of the Company that is inconsistent with the rights granted to Warrant Holdings or Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered and shall not enter into any agreement with respect to any securities which will grant to any Person piggy-back registration rights with a higher priority than the rights granted under this Agreement.

     6.2. Adjustments Affecting Successor Warrant Shares. The Company shall not,
          ----------------------------------------------
directly or indirectly, take any action with respect to the Successor Warrant Shares as a class that would adversely affect the ability of the Holders of Successor Warrant Shares to include such Successor Warrant Shares in a registration undertaken pursuant to this Agreement.

     6.3. Amendments and Waivers. The provisions of this Agreement may not be
          ----------------------
amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of a majority of the

Holders, the Partnership and Warrant Holdings. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Successor Warrant Shares whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Successor Warrant Shares may be given by Holders of at least a majority of the Successor Warrant Shares being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this
                                --------  -------
sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

     6.4. Notices. All notices and other communications provided for or
          -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile: if to a Holder, at the most current address of such Holder set forth on the records of the Warrant Agent under the Warrant Agreement or, after the issuance of Holdings Warrant Shares or Successor Warrant Shares, at the most current address of such Holder set forth on the records of the transfer agent responsible for recording transfers of such shares; if to the Initial Purchasers, to First Union Capital Markets Corp., 301 South College Street, TW-5, Charlotte, NC 28288-0604, Attention: Kevin Smith; if to the Partnership, to 6080 Surety Drive, El Paso, TX 79905, Attention: General Counsel; if to Warrant Holdings, to 6080 Surety Drive, El Paso, TX 79905,
Attention: General Counsel; if to the Permitted Holders, to 6080 Surety Drive, El Paso, TX 79905, Attention: General Counsel; if to Sixty Eighty, LLC, to 6080 Surety Drive, El Paso, TX 79905, Attention: General Counsel. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Warrant Agent at the address and in the manner specified in the Warrant Agreement.

     6.5. Successors and Assigns. This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and assigns (including the Holders and any Successor Corporation) of each of the parties hereto.

     6.6. Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     6.7. Headings. The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning thereof.

     6.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH

OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     6.9. Severability. If any term, provision, covenant or restriction of this
          ------------
Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          IN WITNESS, the parties have executed this Registration Rights and Partners' Agreement as of the date first written above.

PETRO STOPPING CENTERS HOLDINGS, L.P.


By___________________________________
Name:
Title:


PETRO, INC.


By___________________________________
Name:
Title:


_____________________________________
James A. Cardwell, Sr.


_____________________________________
James A. Cardwell, Jr.


JAJCO II, INC.


By_____________________________________
Name:
Title:


MOBIL LONG HAUL, INC.


By_____________________________________
Name:
Title:


VOLVO PETRO HOLDINGS, L.L.C.


By_____________________________________
Name:
Title:


PETRO WARRANT HOLDINGS CORPORATION


By_____________________________________
Name:
Title:

SIXTY EIGHTY, LLC


By_____________________________________
Name:
Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written:

FIRST UNION CAPITAL MARKETS CORP.
CIBC WORLD MARKETS CORP.


BY FIRST UNION CAPITAL MARKETS CORP.


By_____________________________________
Name:
Title:

                                       2